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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-112673 and 333-121406 of CryoLife, Inc. on Form S-3 and Registration Statement Nos. 333-16581, 33-83996, 33-84048, 333-03513, 333-59853, 333-06141, 333-34025, 333-75535, 333-47310, 333-10463, 333-112673 and 333-119137 of CryoLife, Inc on Form S-8 of our reports dated March 2, 2005 relating to the consolidated financial statements and financial statement schedules of CryoLife, Inc. (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets", which is discussed in Note 1) and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of CryoLife, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 2, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM